            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated March 17, 2006 (except for Notes 2.q, 7.b and 12 as to which the date is September 25, 2006), in Amendment No. 1 to the Registration
Statement (Form F-1 No. 333-132856) and related Prospectus of Ultrapetrol
(Bahamas) Limited for the registration of 12,500,000 shares of its common stock.

/s/ Pistrelli, Henry Martin y Asociados S.R.L., a member of Ernst & Young Global
Buenos Aires, Argentina
September 26, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated March 17, 2006 in Amendment No. 1 to the Registration
Statement (Form F-1 No. 333-132856) and related Prospectus of Ultrapetrol
(Bahamas) Limited for the registration of 12,500,000 shares of its common stock.

/s/ Pistrelli, Henry Martin y Asociados S.R.L., a member of Ernst & Young Global
Buenos Aires, Argentina
September 26, 2006